Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C. (“Commission”), under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended January 30, 2016 (“Annual Report”), hereby constitutes and appoints Andrew Drexler, Janet Link, and Edward Record, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her and in his or her name, place, and stead, in any and all capacities, to sign said Annual Report, which is about to be filed, and any and all subsequent amendments to said Annual Report, and to file said Annual Report so signed, and any and all subsequent amendments thereto so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Annual Report, hereby granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 16th day of March, 2016.

/s/ Myron E. Ullman, III	/s/ Marvin R. Ellison
Myron E. Ullman, III Chairman of the Board; Director	Marvin R. Ellison Chief Executive Officer; Director
(principal executive officer)

/s/ Edward J. Record	/s/ Andrew S. Drexler
Edward J. Record Executive Vice President and Chief Financial Officer (principal financial officer)	Andrew S. Drexler Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)

/s/ Colleen C. Barrett	/s/ Thomas J. Engibous
Colleen C. Barrett Director	Thomas J. Engibous Director

/s/ Amanda Ginsberg	/s/ B. Craig Owens
Amanda Ginsberg Director	B. Craig Owens Director

/s/ Leonard H. Roberts	/s/ Stephen I. Sadove
Leonard H. Roberts Director	Stephen I. Sadove Director

/s/ Javier G. Teruel	/s/ R. Gerald Turner
Javier G. Teruel Director	R. Gerald Turner Director

/s/ Ronald W. Tysoe
Ronald W. Tysoe Director